Exhibit 99.1

TREASURE GLOBAL INC 276 5th Avenue Suite, 704 # 739 New York, NY 10001.

Treasure Global Raises USD 2,500,000 Through Registered Direct Offering of Common Stock

KUALA LUMPUR, Malaysia, December 10, 2025 (GLOBE NEWSWIRE) -- Treasure Global Inc. (NASDAQ: TGL) (“Treasure Global” or the “Company”), a Southeast Asia–anchored technology company, today announced that it has entered into securities purchase agreement with certain institutional investors for the purchase and sale of 250,000 shares of its common stock, par value $0.00001 per share, in a registered direct offeing, raising gross proceeds of USD 2,500,000, before deducting commissions and offering expenses. The closing of the offering is expected to occur on or about December 11, 2025, subject to customary closing conditions.

D. Boral Capital LLC is acting as the exclusive placement agent for the offering.

The offering was conducted under the Company’s shelf Registration Statement on Form S-3 (File No. 333-278171) filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective on March 29, 2024. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at info@dboralcapital.com or by calling (212) 970-5150.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any of the Company’s securities in any jurisdiction where such an offer would be unlawful prior to registration or qualification under applicable securities laws.

About Treasure Global:

Treasure Global is a Malaysia-based technology solutions provider specializing in innovative platforms that drive digital transformation in retail and services. The Company’s flagship product is the ZCITY Super App, which integrates e-payment solutions with customer loyalty rewards to create a seamless online-to-offline user experience. As of June 2025, ZCITY has attracted over 2.7 million registered users, positioning Treasure Global as a key player in Malaysia’s digital economy. Treasure Global continuously leverages cutting-edge technologies, including artificial intelligence and data analytics, to enhance its platform’s capabilities across e-commerce, fintech, and other verticals.

Visit treasureglobal.org for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect the Company’s current expectations, assumptions, and projections about future events and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements typically include terminology such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” or similar expressions.

Factors that could cause actual results to differ materially include, without limitation, the Company’s ability to expand its e-commerce platform and F&B distribution business, customer acceptance of new products and services, changes in economic conditions affecting its operations, the outcome of partnership discussions, the impact of global health crises, supply chain disruptions, competition, and regulatory risks related to data privacy and security. Additional risks include volatility in digital asset markets, potential vulnerabilities in custodial security, and evolving global and domestic regulatory frameworks applicable to blockchain technologies. These risks, along with other factors, are discussed in more detail in the Company’s filings with the U.S. Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date hereof. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT

Investor and media contact:

Investor Relations Team

Treasure Global

ir_us@treasureglobal.org